Exhibit 10.1

DEMAND PROMISSORY NOTE

$100,000.00	March 20, 2012
Bellevue, Washington

FOR VALUE RECEIVED, the undersigned, SCOLR PHARMA, INC., a Delaware corporation (the “Maker”), with an address at 13400 NE 20th Street, Suite 44, Bellevue, WA 98005, hereby promises to pay to the order of MICHAEL TAGLICH or his successors or assigns (hereinafter referred to as the “Holder”), with an address at c/o Taglich Brothers, Inc., 275 Madison Avenue, Suite 1618, New York, NY 10016 or at such other address as the Holder may designate from time to time in a notice given to Maker, in such coin or currency of the United States of America as shall be legal tender at the time of payment, the sum of One Hundred Thousand Dollars ($100,000.00) (the “Principal”).

1. Interest. The Principal shall bear interest at the rate of eight percent (8%) per annum from the date of this promissory note (the “Note”). Interest on the outstanding Principal shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the date of this Note until payment in full of the outstanding Principal, together with all accrued and unpaid interest and any other amounts that may become due hereunder (the “Amount”), has been made. In no event shall any interest rate under this Note exceed the legal rate of interest provided for under the laws of the State of Washington.

2. Payment of the Amount. The Amount due hereunder shall be payable in a single payment upon demand. If any payment becomes due and payable on a Saturday, Sunday or other day on which commercial banks in the State of Washington are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day.

3. Application of Payments. All payments received by Holder with respect to this Note are to be applied first to any accrued and unpaid interest on the Principal that is then due and payable, then toward any amounts (other than the Principal and accrued and unpaid interest) due pursuant to this Note, and then to the outstanding Principal.

4. Payment Method. All payments made hereunder shall be made by wire transfer of immediately available funds to an account specified by Holder.

5. Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part without penalty.

6. Waiver of Notices, Demands, Etc. Except as may be otherwise set forth herein, Maker waives all notices, demands for payment, presentment for payment, notice of dishonor, notice of protest, protest and diligence in collection as to this Note, and agrees that the granting to Maker of any extension or extensions of time for the payment of any sum or sums due pursuant to this Note or for the performance of any covenant or condition thereof, shall not in any way release or affect the liability of Maker of this Note. Any such renewals or extensions may be made without notice to any of said parties and without affecting their liability. Maker shall pay Holder all sums that are payable pursuant to the terms of this Note without setoff, recoupment or deduction of any kind or for any reason whatsoever.

7. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) Maker shall fail to pay the Amount required by this Note when due and payable, and such failure shall remain uncured for more than five (5) days after the due date for such payment;

(b) Maker shall fail to perform or observe any material term, covenant or other provision contained in this Note, and such failure shall remain uncured for more than five (5) days after written notice of such failure;

(c) the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to Maker or any under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of Maker or any substantial part of its property, or consenting to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against Maker, or making a general assignment for the benefit of creditors, or failing generally to pay Maker’s debts as they become due, or taking any action to authorize any of the foregoing; or

(d) the commencement of an involuntary case or other proceeding against Maker seeking liquidation, reorganization or other relief with respect to Maker under any bankruptcy, insolvency or other similar law now or hereafter in effect, and such involuntary case or other proceeding remains undismissed and unstayed for a period of sixty (60) days or more; or any order for relief being entered against Maker under federal bankruptcy laws as now or hereafter in effect.

8. Remedies. Upon and after the occurrence of an Event of Default, the Amount that is due and payable to Holder hereunder, shall, at election of Holder and upon notice to the Company thereof, become immediately due and payable. From and after the occurrence of an Event of Default, the unpaid Principal shall bear interest at a default interest rate equal to twelve percent (12%) or the maximum rate allowed under Washington law. If Maker fails to promptly pay any amount required to be paid by this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through bankruptcy or other judicial proceedings, or any other costs are incurred by Holder in connection with the collection of the same, then Maker agrees and promises to pay all such costs of collection, including, without limitation, attorney’s fees and court costs, whether or not a lawsuit is brought.

9. Rights and Remedies Cumulative. The rights, powers and remedies provided herein are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of Holder in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any other right, power or remedy.

10. Governing Law. This Note shall be construed under and governed by the laws of the State of Washington, without regard to the conflict of laws principles thereof.

11. Notices. Any notice required or permitted to be given under this Note shall be in writing, and shall be delivered either; (i) by hand or facsimile, (ii) by certified mail, return receipt requested, or (iii) by an established overnight delivery service, in any event with postage and delivery charges prepaid. Such notice shall be deemed to have been duly given on receipt if delivered by hand, facsimile or by overnight carrier, or three (3) business days after the date of deposit in an official depository of the mail if mailed. All notices shall be mailed or delivered, as aforesaid, to a party at the address set forth in the introductory paragraph of this Note. Either party may change the address to which notice is to be delivered to him or it by notifying the other party of the new address in the manner provided herein for the giving of notices and such change of address shall be effective five (5) business days after such notice is given.

12. Assignment. Maker shall not assign, transfer, delegate, sublicense or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Note or any of its rights or obligations under this Note without the prior written consent of Holder.

13. Severability. If any provision of this Note is held to be illegal, invalid, or unenforceable, such provision shall be eliminated solely to the extent that it is illegal, invalid, or unenforceable without invalidating the remainder of such provision or the remaining provisions of this Note.

14. Entire Agreement. This Note sets forth the entire agreement of the parties with respect to the subject matter hereof. This Note supersedes any and all prior or other contemporaneous agreements, understandings, communications, representations or warranties, whether verbal or written or express or implied, between the parties with respect to any of the subject matter hereof. This Note shall be deemed drafted jointly by the parties, and no ambiguity is to be construed against one party over the other.

15. Amendments. Any modifications of, or changes to, this Note shall be in writing and signed by both parties.

16. Waiver. Failure to enforce any provision of this Note shall not constitute a waiver of any term hereof. The waiver of any provision of this Note may only be effected by a writing signed by the party against whom the waiver is sought to be enforced. No waiver of any of the provisions of this Note shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

17. Third Party Beneficiaries. Nothing expressed or referred to in this Note shall be construed to give any person or entity other than the parties and each party’s successors and permitted assigns hereto any legal or equitable right, remedy, or claim under or with respect to this Note or any provision hereof.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, MODIFY OR AMEND ANY TERMS OF THIS NOTE, FORBEAR FROM ENFORCING REPAYMENT OF THE AMOUNT OUTSTANDING HEREON OR THE EXERCISE OF ANY REMEDY UNDER THIS NOTE, OR MAKE ANY OTHER FINANCIAL ACCOMMODATION PERTAINING TO THIS NOTE ARE ALL UNENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written.

SCOLR PHARMA, INC.

By:	/s/ Richard M. Levy
Richard M. Levy
Chief Financial Officer

4